Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Urban Outfitters, Inc. 401(k) Savings Plan

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75522, No. 333-33603, No. 333-38648, No. 333-84333, No. 333-119878 and No. 333-183902) of Urban Outfitters, Inc. of our report dated June 26, 2013, relating to the financial statements and supplemental schedule(s) of Urban Outfitters, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania
June 26, 2013